Certification of CEO and CFO Pursuant to
               18 U.S.C. Section 1350, as Adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report on Form 10-Q of CompleTel Europe N.V. (the "Company") for the quarterly period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the" Report"), each of the following persons hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

         (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report Fairly presents, in all material respects, the financial condition and results of operations of the Company.

dated:  August 14, 2002




/s/ Jerome de Vitry
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Name:    Jerome de Vitry
Title:   Managing Director, President and Chief Executive Officer




/s/ Alexandre Westphalen
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Name:    Alexandre Westphalen
Title:   Vice President, Finance




/s/ John M. Hugo
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Name:    John M. Hugo
Title:   Chief Accounting Officer and Corporate Controller


         This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss. 18 of the Securities Act of 1934, as amended.